UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 6/24/2008

Louisiana Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33573

Louisiana	20-8715162
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1600 Veterans Memorial Boulevard

Metairie, Louisiana 70005

(Address of principal executive offices, including zip code)

504-834-1190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On Tuesday, June 24, 2008, the Board of Directors of Louisiana Bancorp (Nasdaq GM: LABC) approved revisions to the Company’s Code of Conduct and Ethics. The Code has been revised to permit the Bank of New Orleans to waive the origination fee on real estate loans to directors and executive officers, consistent with its practice with respect to all employees, subject to the provisions of Section 22(h) of the Federal Reserve Act, Regulation O, applicable regulations of the Office of Thrift Supervision, and approval of the Company’s Audit Committee in accordance with Nasdaq listing requirements.

A copy of the Company’s Amended and Restated Code of Conduct and Ethics is attached hereto as Exhibit 14.1 and is also available through the Company’s website at www.bankofneworleans.net.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) The Company’s amended and restated Code of Conduct and Ethics, dated June 24, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Louisiana Bancorp, Inc.

Date: June 26, 2008	By:	/s/John LeBlanc
John LeBlanc
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-14.1	Louisiana Bancorp Amended and Restated Code of Conduct and Ethics